Exhibit 99.1

NI Holdings, Inc. Announces $5M Repurchase Plan

FARGO, North Dakota, August 25, 2025 – NI Holdings, Inc. (the “Company”, NASDAQ: NODK) announced today that its Board of Directors has approved an authorization for the repurchase of up to approximately $5 million of the Company’s outstanding common stock. This supports our planned approach to capital deployment to create long-term value for our shareholders. This authorization is in addition to the approximately $1.3 million remaining under the Board’s previous repurchase authorization announced on May 9, 2022, for a total of approximately $6.3 million available for the repurchase of the Company’s outstanding common stock.

The actual timing, number, and value of common shares repurchased under the plan will be determined by management in its discretion and will depend on a number of factors, including, among others, general market conditions, the trading price of common shares, and applicable legal requirements. The Company has no obligation to repurchase any common shares under the authorization, and the repurchase plan may be suspended, discontinued, or modified at any time for any reason.

NI Holdings, Inc. had 20,675,337 shares of common stock outstanding as of July 31, 2025, per the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2025.

About the Company

NI Holdings, Inc. is an insurance holding company. The Company is a North Dakota business corporation that is the stock holding company of Nodak Insurance Company and became such in connection with the conversion of Nodak Mutual Insurance Company from a mutual to stock form of organization and the creation of a mutual holding company. The conversion was consummated on March 13, 2017. Immediately following the conversion, all of the outstanding shares of common stock of Nodak Insurance Company were issued to Nodak Mutual Group, Inc., which then contributed the shares to NI Holdings in exchange for 55% of the outstanding shares of common stock of NI Holdings. Nodak Insurance Company then became a wholly-owned stock subsidiary of NI Holdings. NI Holdings’ financial statements are the consolidated financial results of NI Holdings; Nodak Insurance, including Nodak’s wholly-owned subsidiaries American West Insurance Company, Primero Insurance Company, and Battle Creek Insurance Company; Direct Auto Insurance Company; and Westminster Insurance Company until the date of sale.

Safe Harbor Statement

Some of the statements included in this news release, particularly those relating to potential future repurchases of the Company’s stock are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Actual results could vary materially. Factors that could cause actual results to vary materially include: our ability to maintain profitable operations, the adequacy of the loss and loss adjustment expense reserves, business and economic conditions, the changes in the international trade policies and the potential impact of such changes, interest rates, competition from various insurance and other financial businesses, terrorism, the availability and cost of reinsurance, adverse and catastrophic weather events, including the impacts of climate change, legal and judicial developments, changes in regulatory requirements, our ability to integrate and manage successfully the insurance companies we may acquire from time to time, the impact of inflation on our operating results, and other risks we describe in the periodic reports we file with the SEC. You should not place undue reliance on any such forward-looking statements. We disclaim any obligation to update such statements or to announce publicly the results of any revisions that we may make to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as filed with the SEC.

Investor Relations Contact:

Matt Maki

Executive Vice President, Treasurer and Chief Financial Officer
701-212-5976
IR@nodakins.com